Exhibit 99

TI reports Q4 2020 and 2020 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (January 26, 2021) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported fourth quarter revenue of $4.08 billion, net income of $1.69 billion and earnings per share of $1.80. Earnings per share included a 16-cent benefit for items that were not in the company's original guidance.
Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:
•“Revenue increased 7% sequentially, driven by strong demand in automotive, personal electronics and industrial markets. Revenue increased 22% from the same quarter a year ago.
•“In our core businesses, Analog revenue grew 9% and Embedded Processing grew 11% sequentially. From a year ago, Analog revenue grew 25% and Embedded Processing grew 14%.
•“Our cash flow from operations of $6.1 billion for the year again underscored the strength of our business model. Free cash flow for the year was $5.5 billion and 38% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.
•“We returned $6.0 billion to owners in 2020 through dividends and stock repurchases. For the year, our dividend represented 62% of free cash flow, underscoring its sustainability. Together, our dividends and stock repurchases reflect our continued commitment to return all free cash flow to our owners.
•“TI’s first quarter outlook is for revenue in the range of $3.79 billion to $4.11 billion and earnings per share between $1.44 and $1.66. We continue to expect our 2021 annual operating tax rate to be about 14%.”

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary
Amounts are in millions of dollars, except per-share amounts.

	Q4 2020	Q4 2019	Change
Revenue	$4,076	$3,350	22%
Operating profit	$1,813	$1,249	45%
Net income	$1,688	$1,070	58%
Earnings per share	$1.80	$1.12	61%
Cash generation
Amounts are in millions of dollars.

		Trailing 12 Months
	Q4 2020	Q4 2020	Q4 2019	Change
Cash flow from operations	$2,125	$6,139	$6,649	(8)%
Capital expenditures	$212	$649	$847	(23)%
Free cash flow	$1,913	$5,490	$5,802	(5)%
Free cash flow % of revenue		38.0%	40.3%
Cash return
Amounts are in millions of dollars.

		Trailing 12 Months
	Q4 2020	Q4 2020	Q4 2019	Change
Dividends paid	$937	$3,426	$3,008	14%
Stock repurchases	$15	$2,553	$2,960	(14)%
Total cash returned	$952	$5,979	$5,968	0%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Income
(Millions of dollars, except share and per-share amounts)

	For Three Months Ended December 31,		For Years Ended December 31,
	2020	2019	2020	2019
Revenue	$4,076	$3,350	$14,461	$14,383
Cost of revenue (COR)	1,430	1,253	5,192	5,219
Gross profit	2,646	2,097	9,269	9,164
Research and development (R&D)	388	386	1,530	1,544
Selling, general and administrative (SG&A)	398	412	1,623	1,645
Acquisition charges	47	50	198	288
Restructuring charges/other	—	—	24	(36)
Operating profit	1,813	1,249	5,894	5,723
Other income (expense), net (OI&E)	162	53	313	175
Interest and debt expense	48	45	190	170
Income before income taxes	1,927	1,257	6,017	5,728
Provision for income taxes	239	187	422	711
Net income	$1,688	$1,070	$5,595	$5,017

Diluted earnings per common share	$1.80	$1.12	$5.97	$5.24

Average shares outstanding (millions):
Basic	919	933	921	936
Diluted	932	948	933	952

Cash dividends declared per common share	$1.02	$.90	$3.72	$3.21

Supplemental Information

Our annual operating tax rate, which does not include discrete tax items, was 14% compared with 16% in the prior year.

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$272	$188	$833	$903
Discrete tax items	(33)	(1)	(411)	(192)
Provision for income taxes (effective taxes)	$239	$187	$422	$711

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$1,688	$1,070	$5,595	$5,017
Income allocated to RSUs	(8)	(6)	(27)	(31)
Income allocated to common stock for diluted EPS	$1,680	$1,064	$5,568	$4,986

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(Millions of dollars, except share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$3,107	$2,437
Short-term investments	3,461	2,950
Accounts receivable, net of allowances of ($11) and ($8)	1,414	1,074
Raw materials	180	176
Work in process	964	916
Finished goods	811	909
Inventories	1,955	2,001
Prepaid expenses and other current assets	302	299
Total current assets	10,239	8,761
Property, plant and equipment at cost	5,781	5,740
Accumulated depreciation	(2,512)	(2,437)
Property, plant and equipment	3,269	3,303
Long-term investments	49	300
Goodwill	4,362	4,362
Acquisition-related intangibles	152	340
Deferred tax assets	343	197
Capitalized software licenses	122	69
Overfunded retirement plans	246	218
Other long-term assets	569	468
Total assets	$19,351	$18,018

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$550	$500
Accounts payable	415	388
Accrued compensation	767	714
Income taxes payable	134	46
Accrued expenses and other liabilities	524	475
Total current liabilities	2,390	2,123
Long-term debt	6,248	5,303
Underfunded retirement plans	131	93
Deferred tax liabilities	90	78
Other long-term liabilities	1,305	1,514
Total liabilities	10,164	9,111
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	2,333	2,110
Retained earnings	42,051	39,898
Treasury common stock at cost
Shares: 2020 – 821,461,787; 2019 – 808,784,381	(36,578)	(34,495)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(360)	(347)
Total stockholders’ equity	9,187	8,907
Total liabilities and stockholders’ equity	$19,351	$18,018

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Millions of dollars)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net income	$1,688	$1,070	$5,595	$5,017
Adjustments to net income:
Depreciation	180	186	733	708
Amortization of acquisition-related intangibles	47	50	198	288
Amortization of capitalized software	16	14	61	54
Stock compensation	42	41	224	217
Gains on sales of assets	(1)	—	(4)	(23)
Deferred taxes	(22)	50	(137)	81
Increase (decrease) from changes in:
Accounts receivable	(22)	268	(340)	133
Inventories	117	39	46	216
Prepaid expenses and other current assets	(79)	(20)	(79)	265
Accounts payable and accrued expenses	3	(29)	63	(93)
Accrued compensation	111	100	63	(15)
Income taxes payable	135	7	(181)	(193)
Changes in funded status of retirement plans	(25)	3	(9)	29
Other	(65)	(25)	(94)	(35)
Cash flows from operating activities	2,125	1,754	6,139	6,649

Cash flows from investing activities
Capital expenditures	(212)	(163)	(649)	(847)
Proceeds from asset sales	1	—	4	30
Purchases of short-term investments	(2,351)	(2,070)	(5,786)	(3,444)
Proceeds from short-term investments	1,587	305	5,545	2,309
Other	(21)	7	(36)	32
Cash flows from investing activities	(996)	(1,921)	(922)	(1,920)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	—	1,498	1,491
Repayment of debt	—	—	(500)	(750)
Dividends paid	(937)	(841)	(3,426)	(3,008)
Stock repurchases	(15)	(489)	(2,553)	(2,960)
Proceeds from common stock transactions	114	48	470	539
Other	(6)	(7)	(36)	(42)
Cash flows from financing activities	(844)	(1,289)	(4,547)	(4,730)

Net change in cash and cash equivalents	285	(1,456)	670	(1)
Cash and cash equivalents at beginning of period	2,822	3,893	2,437	2,438
Cash and cash equivalents at end of period	$3,107	$2,437	$3,107	$2,437

Quarterly segment results
Amounts are in millions of dollars.

	Q4 2020	Q4 2019	Change
Analog:
Revenue	$3,127	$2,497	25%
Operating profit	$1,514	$1,050	44%
Embedded Processing:
Revenue	$720	$633	14%
Operating profit	$249	$160	56%
Other:
Revenue	$229	$220	4%
Operating profit*	$50	$39	28%
* Includes acquisition charges and restructuring charges/other.
Annual segment results
Amounts are in millions of dollars.

	2020	2019	Change
Analog:
Revenue	$10,886	$10,223	6%
Operating profit	$4,912	$4,477	10%
Embedded Processing:
Revenue	$2,570	$2,943	(13)%
Operating profit	$743	$907	(18)%
Other:
Revenue	$1,005	$1,217	(17)%
Operating profit*	$239	$339	(29)%
* Includes acquisition charges and restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.
Amounts are in millions of dollars.

	For Years Ended
	December 31,
	2020	2019	Change
Cash flow from operations (GAAP)	$6,139	$6,649	(8)%
Capital expenditures	(649)	(847)
Free cash flow (non-GAAP)	$5,490	$5,802	(5)%

Revenue	$14,461	$14,383

Cash flow from operations as a percentage of revenue (GAAP)	42.5%	46.2%
Free cash flow as a percentage of revenue (non-GAAP)	38.0%	40.3%
This release also includes references to an annual operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term annual operating tax rate helps differentiate from the effective tax rate, which includes discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•The duration and scope of the COVID-19 pandemic, government and other third-party responses to it and the consequences for the global economy, including to our business and the businesses of our suppliers, customers and distributors;
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers or suppliers;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, and our timely implementation of new manufacturing technologies and installation of manufacturing equipment;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability, warranty or other claims relating to our products, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business, or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•Financial difficulties of our distributors or their promotion of competing product lines to our detriment; or disputes with significant distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets;
•Increases in health care and pension benefit costs;
•Our ability to recruit and retain skilled personnel, and effectively manage key employee succession; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Part II Item 1A of TI’s Form 10-Q for the quarter ended March 31, 2020. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.
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